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                                                                  EXHIBIT 10.38


                             STOCK PLEDGE AGREEMENT

         STOCK PLEDGE AGREEMENT (this "Agreement"), dated January 24, 2002 by and between LEONARD S. BLACK, an individual (the "Pledgor"); COMMERCIAL CONSOLIDATORS CORP., an Alberta, Canada corporation (the "Company"); and ALPHA CAPITAL AKTIENGELSELLSCHAFT, Lichtenstein corporation (the "Pledgee");


                              W I T N E S S E T H:


         WHEREAS, the Company and the Pledgee have entered into a subscription agreement, dated of even date herewith (the "Subscription Agreement"); and

         WHEREAS, pursuant to the provisions of the Subscription Agreement, on this date, the Pledgee is making a $1,000,000 loan to the Company evidenced by a 8% Secured Convertible Promissory Note of even date herewith in the principal amount of (U.S.) $1,000,000 (the "Note"); and

         WHEREAS, as security for the payment of the Note, the Pledgor has issued to Pledgee his non-recourse guaranty of the obligations of the Company under the Note, pursuant to a guaranty, dated of even date (the "Guaranty"); and

         WHEREAS, in order to induce Pledgor to accept the Note and the Guaranty, the Pledgor and the Company have agreed to secure all of the Company's obligations under the Note with the grant to the Pledgee of a first priority security interest in 500,000 shares of Common Stock of the Company which is owned of record and beneficially by the Pledgee, under the terms and subject to the conditions of this Agreement; and

         WHEREAS, the Pledgor is an executive officer, director and a principal stockholder of the Company and will derive substantial benefit from the transactions contemplated by the Subscription Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions.

                  Unless otherwise separately defined herein, all capitalized term used in this Agreement shall have the same meaning as is defined in the Subscription Agreement. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

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                  (a) "Event of Default" shall mean the failure of the Company to pay, after any applicable grace periods, any installment of principal or interest when due under the Note, or other payment due under the Note including the payment provided for in Section 4.8 of the Note.

                  (b) "Obligations" shall mean all principal and interest or other payment which may be due and payable under the Note, including the payment provided for in Section 4.8 of the Note, whether upon stated maturity, by acceleration, or otherwise.

                  (c) "Pledged Stock" shall mean 500,000 shares of the Common Stock of the Company owned of record and beneficially by the Pledgor.

                  (d) "Satisfaction Date" shall mean that date on which all of the Obligations have been paid or otherwise satisfied in full.

         2. Pledge of the Pledged Stock.

                  (a) As security for the due and timely payment and performance of all of the Obligations of the Company from time to time, the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a first priority lien and security interest in, all of the Pledged Stock (as same are constituted from time to time), together with all cash dividends, stock dividends, interest, profits, premiums, redemptions, warrants, subscription rights, options, substitutions, exchanges and other distributions now or hereafter made on the Pledged Stock and all cash and non-cash proceeds thereof, until the Satisfaction Date. The Pledged Stock and all property at any time pledged to the Pledgee hereunder or in which the Pledgee is granted a security interest (whether described herein or not) and all income therefrom and proceeds thereof are herein collectively called the "Pledged Collateral".

                  (b) In furtherance of the pledge hereunder, the Pledgor is, concurrently herewith, delivering to the Pledgee the certificates representing all of the Pledged Stock, each of which now remains in the name of the Pledgor and is, to the extent requested by the Pledgee, accompanied by appropriate undated stock powers duly endorsed in blank by the Pledgor.

                  (c) If, while this Agreement is in effect, the Pledgor becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any Pledged Stock or otherwise, the Pledgor agrees to accept the same as agent for the Pledgee, to hold the same in trust on behalf of and for the benefit of the Pledgee, and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated stock or other powers duly executed in blank, to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid on or in respect of the Pledged Stock on the liquidation or dissolution of the Pledgor shall be paid over to the Pledgee, to be held by the Pledgee, subject to the terms and conditions hereof, as additional collateral security for the Obligations.

         3. Retention of the Pledged Stock.

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                  (a) Except as otherwise provided herein, the Pledgee shall have no obligation with respect to the Pledged Collateral, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

                  (b) The Pledgee shall hold the Pledged Collateral in the form in which same are delivered herewith, unless and until there shall occur an Event of Default.

         4. Rights of the Pledgor. Throughout the term of this Agreement, so long as no Event of Default has occurred and is continuing, the Pledgor shall have the right to vote the Pledged Stock in all matters presented to the stockholders of the Pledgor for vote thereon, except in a manner inconsistent with the terms of this Agreement or detrimental to the interests of the Pledgee.

         5. Event of Default; Power of Attorney.

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Pledgee shall have the right to: (i) exercise all voting and corporate rights of, and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to, any Pledged Stock as if the Pledgee were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledgor or upon the exercise by the Pledgor or the Pledgee of any right, privilege or option pertaining to any of the Pledged Stock and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency on such terms and conditions as the Pledgee may determine, all without liability except to account for property actually received by it; (ii) apply any funds or other property received in respect of the Pledged Stock to the Obligations, and receive in its own name any and all further distributions which may be paid in respect of the Pledged Stock, all of which shall, upon receipt by the Pledgee, be applied to the Obligations; (iii) transfer all or any portion of the Pledged Stock (as determined by the Pledgee in its discretion) on the books of the Pledgor to and in the name of the Pledgee or such other person or persons as the Pledgee may designate; (iv) effect any sale, transfer or disposition of all or any portion of the Pledged Stock and in furtherance thereof, take possession of and endorse any and all checks, drafts, bills of exchange, money orders or other documents and instruments received on account of the Pledged Stock; (v) collect, sue for and give acquittance for any money due on account of any of the foregoing; and (vi) take any and all other action contemplated by this Agreement, or as otherwise permitted by law, or as the Pledgee may reasonably deem necessary or appropriate, in order to accomplish the purposes of this Agreement.

                  (b) In furtherance of the foregoing powers of the Pledgee, the Pledgor hereby authorizes and appoints the Pledgee, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgor, in his name, place and stead, to take any and all such action as the Pledgee, in its sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers. Such power of attorney shall be coupled with an interest, and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgor or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon the Pledgee to exercise any of the rights or powers granted herein.

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                  (c) The foregoing rights and powers granted to the Pledgee, and the foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Pledged Stock or any other property held or received by the Pledgee hereunder.

         6. Foreclosure; Sale of Pledged Stock.


                  (a) Without limitation of paragraph 5 above, in the event that the Pledgee shall make any sale or other disposition of any or all of the Pledged Stock following an Event of Default, the Pledgee may also:

                           (i) offer and sell all or any portion of the Pledged
Stock publicly through a registered broker-dealer, or by means of a private placement restricting the offer or sale to a limited number of prospective purchasers who meet such suitability standards as the Pledgee and its counsel may deem appropriate, and who may be required to represent that they are purchasing Pledged Stock for investment and not with a view to distribution;

                           (ii) purchase all or any portion of the Pledged Stock
for the Pledgee's own account in reduction of the Obligations at a price per share not less than the closing price of the Company's Common Stock as traded on the American Stock Exchange, Inc. or any other securities exchange, as at the date the Pledgee shall elect to foreclose on the Pledged Stock;

                           (iii) sell any or all of the Pledged Stock upon
credit or for future delivery, without being in any way liable for failure of the purchaser to pay for the subject Pledged Stock; and

                           (iv) receive and collect the net proceeds of any sale
or other disposition of any Pledged Stock, and apply same in such order and to such of the Obligations (including the costs and expenses of the sale or disposition of the Pledged Stock) as the Pledgee may, in its absolute discretion, deem appropriate.

                  (b) Upon any sale of any of the Pledged Stock in accordance with this Agreement, the Pledgee shall have the right to assign, transfer and deliver the subject Pledged Stock to the purchaser(s) thereof, and each such purchaser shall be entitled to hold such Pledged Stock absolutely free from any right or claim of the Pledgor and/or any other person claiming any beneficial interest in the Pledged Stock, including any equity of redemption (which right and all other such rights are hereby waived by the Pledgor to the fullest extent permitted by law).

                  (c) Following the occurrence and during the existence of an Event of Default, Pledgor and Company will cooperate and provide such certificate, resolutions, representations, legal opinions and all other matters necessary to facilitate a transfer or sale of any part of the Pledged Stock pursuant to Rule 144. Pledgor and Company are unaware of any impediment to the resale of the Pledged Stock in reliance on Rule 144, by the Pledgee upon an Event of Default. Pledgor and Company will take no action that would impede or limit the Pledgee's ability to resell all the Pledged Stock upon an Event of Default pursuant to Rule 144. For so long as any Pledged Stock are subject to this Agreement, the Pledgor will not sell any security of the Company which sale would or could be aggregated with sales by the Pledgee pursuant to Rule 144. Company shall issue instructions to its transfer agent to comply with the foregoing sentence. Company will not permit the transfer of any security of the Company if such transfer would or could aggregate for purposes of Rule 144 with sales of the Pledged Stock by the Pledgor or any sales of the Pledged Stock. Pledgor represents and warrants that he has not sold any security of the Company during the ninety (90) days prior to the date of this Agreement. The Company acknowledges that upon transfer of the Pledged Stock to the Pledgee or other transferee, the Pledgee's holding period under subsection (d) of Rule 144 may be "tacked" with the Pledgor's holding period. Pledgor and Company further represent that the Notes were issued in a bona fide loan transaction.

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                  (d) Anything to the contrary herein notwithstanding, the
Pledged Stock may be released after the occurrence of an Event of Default, directly to the Pledgee, at Pledgee's election, at any time after written notice to the Company and Pledgor of the occurrence of an Event of Default hereunder ("Notice of Default"), and expiration of cure periods, if any. The Pledgee shall notify the Company and Pledgor of any release of the Pledged Stock in writing five business days after such release. The attributed value of the Pledged Stock to be released pursuant to the foregoing shall be equal to the Conversion Price (as defined in the Note) in effect on the date Notice of Default is given to the Pledgee. The Notice of Default must include a statement supporting the determination of the Conversion Price being employed. The Pledgee may not release, at any one time, an amount of Pledged Stock to Pledgee that would be in excess of the amount of Common Stock of the Company that the Pledgee would be permitted to receive under Section 9.3 of the Subscription Agreement upon delivery of a Conversion Notice (as defined in the Note). The Company and Pledgor shall receive a credit against the amount due under the Note in an amount corresponding to the Conversion Price employed, multiplied by the number of shares of Pledged Stock released to Pledgee.

                  (e) Nothing herein contained shall be deemed to require the Pledgee to effect any sale or disposition of any Pledged Stock at any time, or to consummate any proposed public or private sale at the time and place at which same was initially called. It is the intention of the parties hereto that the Pledgee shall, subject to any further conditions imposed by this Agreement, at all times following the occurrence of an Event of Default, have the right to use or deal with the Pledged Stock as if the Pledgee were the outright owner thereof, and to exercise any and all rights and remedies, as a secured party in possession of collateral or otherwise, under any and all provisions of law.

         7. Covenants, Representations and Warranties.


                  In connection with the transactions contemplated by this Agreement, and knowing that the Pledgee is and shall be relying hereon, the Pledgor hereby covenants, represents and warrants that:

                  (a) the Pledged Stock have been and will be duly and validly issued, are and will be fully paid and non-assessable, and are and will be owned by the Pledgor free and clear of any and all restrictions, pledges, liens, encumbrances or other security interests of any kind, save and except for the pledge to the Pledgee pursuant to this Agreement;

                  (b) there are and will be no options, warrants or other rights in respect of the sale, transfer or other disposition of any of the Pledged Stock by the Pledgor, and the Pledgor has the absolute right to pledge the Pledged Stock hereunder without the necessity of any consent of any Person;

                  (c) neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by the Pledgor, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to the Pledgor;

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                  (d) this Agreement has been duly executed and delivered by the
Pledgor, and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms; and

                  (e) there are no actions, suits or proceedings pending or threatened against or affecting the Pledgor that involve or relate to the Pledged Collateral.

         8. Company Right to Substitute Collateral. Notwithstanding anything to contrary, express or implied, contained in this Agreement, the Company shall have the right at any time before occurrence of an Event of Default during the term of this Agreement and prior to the Satisfaction Date to deliver to the Pledgee, in lieu of the Pledged Securities deposited by the Pledgor, an aggregate of 500,000 shares of Company Common Stock which shall have been registered in the name of the Pledgee and which have been registered for resale under the United States Securities Act of 1933, as amended, pursuant to a registration statement on Form F-1 (or other applicable form of registration) which has been declared effective by the United States Securities and Exchange Commission. In the event that the Company shall substitute such fully registered shares of its Common Stock as collateral under this Agreement, such shares shall, for all purposes hereunder, be deemed to be the "Pledged Stock" and all Pledged Securities previously delivered hereunder and registered in the name of the Pledgor shall forthwith be returned by the Pledgee to the Pledgor. The substitute shares of Common Stock must be over and above any common stock required to be registered by the Company pursuant to Section 10 of the Subscription Agreement.

         9. Return of the Pledged Stock. To the extent that the Pledgee shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Pledged Collateral in accordance with this Agreement, at the Satisfaction Date, any security interest in the Pledged Collateral shall automatically terminate, cease to exist and be released, and the Pledgee shall forthwith return the Pledged Collateral to and in the name of the Pledgor.

         10. Expenses of the Pledgee. All expenses incurred by the Pledgee (including but not limited to reasonable attorneys' fees) in connection with any actual or attempted sale or other disposition of Pledged Stock hereunder shall be reimbursed to the Pledgee by the Pledgor (jointly and severally) on demand, or, at the Pledgee's option, such expenses may be added to the Obligations and shall be payable on demand.

         11. Further Assurances. From time to time hereafter, each party shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as any other party may request in order to accomplish the purposes of and fulfill the parties' obligations under this Agreement, in order to enable the Pledgee to exercise any of its rights hereunder, and/or in order to secure more fully the Pledgee's interest in the Pledged Collateral.

         12. Miscellaneous.

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                  (a) Any notices or consents required or permitted under this
Agreement shall be in writing and shall be deemed given as, when and in the manner provided in the Subscription Agreement. The address and telecopier notice for Pledgor are: 5255 Yonge Street, Suite 1010, Toronto, Ontario M2N 6P4, Canada, telecopier number: (416) 512-8348.

                  (b) The laws of the Province of Ontario shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto. The parties hereby consent to the exclusive jurisdiction of all courts sitting in the State and County of New York, in connection with any action or proceeding under or relating to this Agreement, and waive trial by jury in any such action or proceeding.

                  (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The Pledgor shall not, however, assign any of its or his rights or obligations hereunder without the prior written consent of the Pledgee, and the Pledgee shall not assign its rights hereunder without simultaneously assigning its obligations hereunder to the subject assignee. Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

                  (d) Neither any course of dealing between the Pledgor and the Pledgee nor any failure to exercise, or any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

                  (e) The Pledgee's rights and remedies, whether hereunder or pursuant to any other agreements or by law or in equity, shall be cumulative and may be exercised singly or concurrently.

                  (f) No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Pledgee shall have consented thereto in writing.

                  (g) The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

                  (h) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.



                                    COMMERCIAL CONSOLIDATORS CORP.


                                    By: ____________________________
                                    Name: Guy Jarvis
                                    Title:   President


                                    Pledgor:



                                    ------------------------------
                                             LEONARD S. BLACK


                                    Pledgee:

                                    ALPHA CAPITAL AKTIENGELSELLSCHAFT


                                    By:______________________________

                                          ________________________



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